                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       BANCORP HAWAII, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [logo]

                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813

                                                                  March 10, 1995

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Bancorp Hawaii, Inc. to be held at 8:30 a.m. on Wednesday, April 26, 1995, on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii.

    The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the meeting. In addition to consideration of these matters, a report to stockholders on the affairs of the Company will be given and stockholders will have the opportunity to discuss matters of interest concerning the Company.

    Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. In the event you are unable to attend the meeting, your shares may still be voted if you complete, sign, and return the enclosed Proxy Card. Please complete the Proxy Card and mail it promptly in the enclosed postage-paid return envelope to insure that your shares are voted in the manner you desire. If you wish to do so, your proxy may be revoked at any time prior to its use.

    On behalf of the Board of Directors, thank you for your cooperation and support.

                                          Sincerely,
                                          [sig]
                                          LAWRENCE M. JOHNSON
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1995

To Our Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders of Bancorp Hawaii, Inc. ("Bancorp") will be held on Wednesday, April 26, 1995, at 8:30 a.m. on the sixth floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

        1. To elect four Class III Directors for terms expiring in 1998, and a successor to fill the unexpired term of a retiring Class I Director.

        2.  To elect an Auditor.

        3. To transact any other business that may be properly brought before the meeting.

    Only owners of record of Bancorp Hawaii, Inc. common stock at the close of business February 21, 1995 are entitled to attend the meeting and vote on the business brought before it.

    You are urged to attend the meeting in person. However, in the event you are unable to attend the meeting, your shares may still be voted if you fill in, sign, and return the enclosed Proxy Card in the attached postage prepaid envelope. The Proxy Statement, to which your attention is now invited, is intended to provide certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

    Please complete the Proxy Card and mail it promptly in the enclosed postage-paid envelope to insure that your shares are voted in the manner you desire. If you wish to do so, your proxy may be revoked at any time prior to its use.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RUTH E. MIYASHIRO
                                          Vice President and Secretary
                                          Bancorp Hawaii, Inc.
Honolulu, Hawaii
Dated: March 10, 1995
                                   IMPORTANT
           PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY
       AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL SAVE
              BANCORP THE EXPENSE OF A SUPPLEMENTARY SOLICITATION.
                         THANK YOU FOR ACTING PROMPTLY.

                              BANCORP HAWAII, INC.
                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813
                                PROXY STATEMENT
          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 26, 1995
                   (Approximate Mailing Date: March 10, 1995)

    The accompanying proxy is solicited by order of the Board of Directors of Bancorp Hawaii, Inc. ("Bancorp"). Any proxy submitted as a result of this solicitation may be revoked by the stockholder by giving notice of revocation to Bancorp in writing or in person at any time prior to its use. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

    The expense of this mail solicitation will be paid by Bancorp. In addition to using the mails, proxies may be solicited by officers, directors, and regular employees of Bancorp or its subsidiaries, in person, or by telephone, telefax or telegram without additional compensation for such services. Bancorp will also request brokers or nominees who hold Bancorp's common stock in their names to forward proxy material at Bancorp's expense to the beneficial owners of such stock. Bancorp has retained D. F. King & Co., Inc., a firm of professional proxy solicitors, to aid in the solicitation of such proxies at an estimated fee of $8,000 plus reimbursement of out-of-pocket expenses.

        VOTING SECURITIES, VOTES REQUIRED, AND PRINCIPAL HOLDERS THEREOF

    As of February 21, 1995 (the "record date"), Bancorp had outstanding 41,829,335 shares of common stock. If holders of more than 50% of those shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Each share of common stock is entitled to one vote; cumulative voting is not permitted under the By-Laws of Bancorp. All matters that will be submitted to the stockholders at the meeting will require an affirmative vote of a majority of shares present in order to be valid and binding. Under Hawaii law and Bancorp's Restated Articles of Incorporation and By-Laws, abstentions and broker nonvotes are not voted in favor of or against any matter that may come before the Annual Meeting. Such abstentions and broker nonvotes will, however, have the effect of a negative vote if an item requires the approval of a specified percentage of all issued and outstanding shares of Bancorp's common stock.

    At the close of business on December 31, 1994, Bancorp had 41,851,466 shares of common stock outstanding. Two corporations were known to Bancorp to own beneficially 5% or more of Bancorp's common stock. Information about such ownership is set forth in the following table:

                               NAMES AND ADDRESSES OF              AMOUNT AND NATURE OF   PERCENT OF
 TITLE OF CLASS                  BENEFICIAL OWNERS                 BENEFICIAL OWNERSHIP     CLASS
- -----------------  ----------------------------------------------  --------------------  ------------
Common Stock       State Farm Mutual Automobile Insurance               2,811,556(1)           6.72%
                   Company and its related entities
                   One State Farm Plaza
                   Bloomington, Illinois 61701
Common Stock       Ruane, Cunniff & Co., Inc.                           2,317,762(2)           5.54%
                   767 Fifth Avenue, Suite 4701
                   New York, NY 10153-4798

- ---------
(1) State Farm Mutual Automobile Insurance Company and its related entities have sole voting and dispositive power over the 2,811,556 shares.

(2) Ruane, Cunniff & Co., Inc., in its capacity as an investment adviser registered under section 203 of the Investment Advisers Act of 1940, may be deemed beneficial owner of 2,317,762 shares of Bancorp. Ruane, Cunniff & Co., Inc. has sole voting power over 1,971,600 shares, sole dispositive power over 751,462 shares, and shared dispositive power over 1,566,300 shares.

                             ELECTION OF DIRECTORS

    The Restated Articles of Incorporation of Bancorp provide that the Board of Directors shall consist of not less than 3 nor more than 15 persons who shall be elected for such terms as may be prescribed in the By-Laws of Bancorp. The By-Laws of Bancorp provide for a Board of Directors consisting of 11 persons divided into 3 classes, with the terms of office of one class expiring each year. Directors to succeed the class of directors whose terms expire will be elected for terms of 3 years at Bancorp's annual meetings.

    Listed below are the four persons who have been nominated as Class III directors to serve 3-year terms to expire in 1998, and the person who has been nominated as a Class I director to fill the unexpired term of a Class I director who has reached mandatory retirement age. All of the nominees, except Richard J. Dahl, are currently serving as directors of Bancorp. Mr. Dahl has been nominated as a Class I director to succeed Thomas B. Hayward, who has reached mandatory retirement age. Should any of these nominees become unable to serve, an event which is not anticipated by Bancorp, the proxies, except those from stockholders who have given instruction to withhold voting for the following nominees, will be voted for such other persons as management may nominate. Certain information concerning each of the nominees, and each of the continuing directors, is set forth after his/her name.

      NOMINEES FOR ELECTION AS CLASS III DIRECTORS -- TERMS EXPIRE IN 1998

                                                                                                SHARES OF BANCORP
       NAME, AGE, AND                                                           OTHER             COMMON STOCK
     YEAR FIRST ELECTED               PRINCIPAL OCCUPATION(S)               DIRECTORSHIPS          OWNED AS OF
        AS DIRECTOR                     DURING PAST 5 YEARS                      HELD           DECEMBER 31, 1994
- ----------------------------  ----------------------------------------  ----------------------  -----------------

Mary G. F. Bitterman;         President and Chief Executive Officer,    Various subsidiaries           5,962(1)
  50, 1994                      KQED, Inc. (public broadcasting           and affiliates of
                                center) since November 1993;              Bancorp
                                Consultant (telecommunications,
                                investments, and Asian-Pacific
                                affairs) November 1988 to October
                                1993.

Herbert M. Richards, Jr.;     President and Manager, Kahua Ranch, Ltd.  Various subsidiaries           3,661(2)
  65, 1994                      (cattle and sheep ranching and            and affiliates of
                                diversified agricultural business)        Bancorp
                                since December 1953.

H. Howard Stephenson;         Retired. Chairman and Chief Executive     Various subsidiaries         281,457(3)
  65; 1980                      Officer of Bancorp and Bank March 1989    and affiliates of
                                to July 1994; President of Bancorp and    Bancorp
                                Bank August 1980 to February 1989.

*Charles R. Wichman;          Attorney at Law, Partner of Carlsmith     Various subsidiaries          32,205(4)
  69; 1989                      Ball Wichman Murray Case & Ichiki (now    and affiliates of
                                retired) since 1957.                      Bancorp

*Charles R. Wichman's term of office will expire on the day of the annual meeting of stockholders to be held in 1996, as he will have reached mandatory retirement age. His successor will be elected by the stockholders at the annual meeting in 1996 to serve for the remainder of the Class III director's term expiring in 1998.

        NOMINEE FOR ELECTION AS CLASS I DIRECTOR -- TERM EXPIRES IN 1996

                                                                                                SHARES OF BANCORP
       NAME, AGE, AND                                                                             COMMON STOCK
     YEAR FIRST ELECTED               PRINCIPAL OCCUPATION(S)            OTHER DIRECTORSHIPS       OWNED AS OF
        AS DIRECTOR                     DURING PAST 5 YEARS                      HELD           DECEMBER 31, 1994
- ----------------------------  ----------------------------------------  ----------------------  -----------------

Richard J Dahl;               President of Bancorp and Bank since       Various subsidiaries         143,607(5)
  43                            August 1994; Executive Vice President     and affiliates of
                                and Chief Financial Officer of Bancorp    Bancorp.
                                April 1987 to January 1994; Vice
                                Chairman of Bank December 1989 to July
                                1994.

    Each nominee or director continuing in office is also currently a director of Bank of Hawaii (hereinafter the "Bank"), Bancorp's major subsidiary.

    These persons will be placed in nomination for election as Class III and Class I directors, as above indicated. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

    A stockholder may nominate a particular individual to serve as a director, provided notice of such nomination together with the written consent of such individual to serve as a director is given at least 14 days prior to the annual meeting. The notice of nomination must be made in writing, delivered or mailed by first class mail to the Secretary of Bancorp, and must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of the nominee, and (iii) the number of shares of Bancorp stock beneficially owned by the nominee.

                         DIRECTORS CONTINUING IN OFFICE
                   CLASS I DIRECTORS -- TERMS EXPIRE IN 1996

                                                                                                SHARES OF BANCORP
     NAME, AGE, AND                                                          OTHER                COMMON STOCK
   YEAR FIRST ELECTED            PRINCIPAL OCCUPATION(S)                 DIRECTORSHIPS             OWNED AS OF
       AS DIRECTOR                 DURING PAST 5 YEARS                       HELD               DECEMBER 31, 1994
- -------------------------  ------------------------------------  -----------------------------  -----------------

Peter D. Baldwin;          President of Baldwin Pacific          Maui Land & Pineapple Co.,          1,337(6)
  57; 1991                   Corporation (diversified foods        Inc.
                             distribution, milk and juice
                             processing/packaging company, and
                             orchard farming in California)
                             since 1965; President of Baldwin
                             Pacific Properties, Inc. (real
                             estate development Company) since
                             1988; Director and Chief Executive
                             Officer of Orchards Hawaii, Inc.
                             (fruit juice marketing) since
                             1986; President of Haleakala Ranch
                             Company (cattle ranching) since
                             1979.

K. Tim Yee;                President, Queen's International      Hawaiian Trust Company,             4,476(7)
  68; 1984                   Corporation since April 1993;         Limited, a subsidiary of
                             President, The Queen Emma             Bank of Hawaii
                             Foundation (engaged in healthcare
                             alliances and partner-ships with
                             other healthcare companies) May
                             1988 to March 1993.

                         DIRECTORS CONTINUING IN OFFICE
                   CLASS II DIRECTORS -- TERMS EXPIRE IN 1997

                                                                                                SHARES OF BANCORP
     NAME, AGE, AND                                                          OTHER                COMMON STOCK
   YEAR FIRST ELECTED            PRINCIPAL OCCUPATION(S)                 DIRECTORSHIPS             OWNED AS OF
       AS DIRECTOR                 DURING PAST 5 YEARS                       HELD               DECEMBER 31, 1994
- -------------------------  ------------------------------------  -----------------------------  -----------------

David A. Heenan;           Trustee, The Estate of James          Aloha Airgroup, Inc.,                 332
  55; 1993                   Campbell since January 1, 1995;     Aloha Airlines, Inc.,
                             Chairman, President and Chief       C. Brewer Homes, Inc.,
                             Executive Officer of Theo H.        Kennedy-Wilson, Inc.,
                             Davies & Co., Ltd. (the North       Bank of Hawaii
                             American subsidiary of Hong Kong-   International, Inc.,
                             based Jardine Matheson Holdings     a subsidiary of
                             Ltd., a diversified multi-national  Bank of Hawaii
                             corporation) July 1982 to December
                             31, 1994.

Stuart T. K. Ho;           Chairman of the Board and President,  Aloha Airgroup, Inc.,              16,338(8)
  59; 1987                   Capital Investment of Hawaii, Inc.  Aloha Airlines, Inc.,
                             (diversified real estate            Bishop Insurance of
                             development and management          Hawaii, Inc.,
                             company) since January 1982;        Capital Investment of
                             Chairman, Gannett Pacific Corp.     Hawaii, Inc.,
                             (newspaper publishing company)      Gannett Co., Inc.,
                             since 1987.                         College Retirement
                                                                 Equities Fund,
                                                                 Various subsidiaries
                                                                 and affiliates
                                                                 of Bancorp

Lawrence M. Johnson;       Chairman and Chief Executive Officer  Various subsidiaries and          250,051(9)(11)
  54; 1989                   of Bancorp and Bank since August      affiliates of Bancorp
                             1994; President of Bancorp and
                             Bank March 1989 to July 1994;
                             Executive Vice President of
                             Bancorp August 1980 to February
                             1989.

Fred E. Trotter;           President of F. E. Trotter, Inc.      Longs Drug Stores,                  7,895(10)
  64; 1978                   since January 1970.                 Maui Land &
                                                                 Pineapple Co., Inc.,
                                                                 Bancorp Leasing of
                                                                 Hawaii Inc., a
                                                                 subsidiary of
                                                                 Bank of Hawaii

- ---------
 (1)Includes 1,648 shares owned jointly with spouse, 500 shares owned by self in an individual retirement account, 901 shares owned by spouse, 1,000 shares owned by spouse in an individual retirement account, and 1,012 shares owned by spouse as custodian for daughter, Sarah.

 (2)Includes 2,103 shares owned by Kahua Ranch, Ltd., of which Mr. Richards is President and Manager and beneficiary of trust.

 (3)Includes 168,763 shares owned jointly with spouse, and 81,079 shares that Mr. Stephenson has the right to acquire within 60 days through the exercise of stock options.

 (4)Includes 1,833 shares owned by spouse, and 5,613 shares owned by self in an individual retirement account.

 (5)Includes 40,467 shares owned jointly with spouse, 1,243 shares owned by son Steven, 1,243 shares owned by daughter Sarah, 1,192 shares owned by daughter Jane, 1,417 shares held in trust for Mr. Dahl under the Bank of Hawaii Profit Sharing Plan, and 98,045 shares that Mr. Dahl has the right to acquire within 60 days through the exercise of stock options.

 (6)Shares owned by Baldwin Pacific Corporation, of which Mr. Baldwin is President, Director, and owner of all of the outstanding shares of stock.

 (7)Includes 225 shares owned by self in an individual retirement account, 337 shares owned by spouse in an individual retirement account, 200 shares owned by son Kevin in an individual retirement account, 200 shares owned by daughter Lauren in an individual retirement account, and 3,514 shares held in trust for family. Mr. Yee disclaims beneficial ownership, investment, and voting power over the shares held in trust for family.

 (8)Includes 370 shares owned by self in an individual retirement account, 562 shares owned by spouse in an individual retirement account; and, indirectly, 15,406 shares as co-trustee for the Chinn Ho Trust under Trust Agreement dated February 6, 1987.

 (9)Includes 18,286 shares held in trust for Mr. Johnson under the Bank of Hawaii Profit Sharing Plan, and 122,682 shares that Mr. Johnson has the right to acquire within 60 days through the exercise of stock options.

(10)Includes 5,204 shares owned by spouse; 967 shares owned by the F. E. Trotter, Inc. Pension Plan, of which Mr. Trotter is the sole participant, and 20 shares owned by daughter, Brooke Trotter.

(11)Excludes 48,262 shares owned by the Bancorp Hawaii Charitable Foundation (the "Foundation"). The Board of Directors of the Foundation has appointed Mr. Johnson President of the Foundation. Mr. Johnson, as President, has the authority to direct the disposition and to vote and execute proxies of such shares on behalf of the Foundation. Because Mr. Johnson possesses shared voting and investment power with respect to such shares, he may be deemed to have incidents of beneficial ownership thereof for certain purposes within the meaning of the applicable regulations of the Securities and Exchange Commission. If the total number of shares beneficially owned by Mr. Johnson included such shares held in trust for the Foundation, the percentage of shares of common stock owned by Mr. Johnson would be 0.71%. Mr. Johnson has advised Bancorp that he disclaims beneficial ownership of such shares of Bancorp's common stock.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows as of December 31, 1994, the number of shares of common stock of Bancorp beneficially owned by all current named executive officers of Bancorp, individually, and together will all current directors, executive officers, nominees as a group. Chairman and Chief Executive Officer Johnson and President Dahl are omitted from this table since such information is provided for Mr. Johnson as a director continuing in office on page 5 and Mr. Dahl as a nominee for director on page 3.

                                                                                               NUMBER OF SHARES
               NAME, AND AGE OF                   CURRENT POSITION AND BUSINESS EXPERIENCE    BENEFICIALLY OWNED
                  INDIVIDUAL                             DURING THE PAST FIVE YEARS                   (A)
- -----------------------------------------------  ------------------------------------------  ---------------------
Thomas J. Kappock, 50,                           Executive Vice President of Bancorp since        150,089(b)
                                                   April 1987 and Vice Chairman of the Bank
                                                   since December 1989.

Alton T. Kuioka, 47                              Executive Vice President of Bancorp since         77,172(c)
                                                   October 1994 and Vice Chairman of the
                                                   Bank since June 1994; Executive Vice
                                                   President of the Bank from November 1991
                                                   to May 1994; Senior Vice President from
                                                   October 1988 to October 1991.

David A. Houle, 47                               Senior Vice President, Treasurer and Chief        14,981(d)
                                                   Financial Officer of Bancorp since
                                                   December 1992 and Executive Vice
                                                   President and Chief Financial Officer of
                                                   the Bank since February 1994; Senior
                                                   Vice President and Investment Manager at
                                                   Comerica Incorporated from January 1985
                                                   to September 1992.

Directors, nominees and executive officers as a                                                 1,000,848(e)(f)
 group (15 persons)

- ---------
(a) Each of the above named executive officers beneficially owns less than 1% of the outstanding shares of common stock of Bancorp.

(b) Includes 3,453 shares held in trust for Mr. Kappock under the Bank of Hawaii Profit Sharing Plan, and 129,167 shares that Mr. Kappock has the right to acquire within 60 days through the exercise of stock options.

(c) Includes 7,667 shares held in trust for Mr. Kuioka under the Bank of Hawaii Profit Sharing Plan, and 55,387 shares that Mr. Kuioka has the right to acquire within 60 days through the exercise of stock options.

(d) Includes 35 shares held in trust for Mr. Houle under the Bank of Hawaii Profit Sharing Plan, and 11,250 shares that Mr. Houle has the right to acquire within 60 days through the exercise of stock options.

(e) Excludes 48,262 shares owned by the Bancorp Hawaii Charitable Foundation (the "Foundation"), of which Mr. Johnson is President, as mentioned in footnote (11) on page 6. If the total number of shares beneficially owned by the directors and executive officers as a group included such shares held in trust for the Foundation, the percentage of shares of common stock owned by the group would be 2.51%.

(f) Includes 509,535 shares that may be acquired within 60 days through the exercise of stock options, and 32,306 shares held in trust under the Bank of Hawaii Profit Sharing Plan pursuant to elections by executive officers. If such shares are included, all directors and executive officers of Bancorp as a group owned 2.39% of Bancorp's common stock on December 31, 1994 and no one director or executive officer owned more than 1% of such stock.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bancorp's directors and executive officers and persons who own more than ten percent of Bancorp's common stock to report their ownership and changes in their ownership of Bancorp's common stock to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established by the Securities and Exchange Commission and Bancorp is required to report in this proxy statement any failure of its directors and executive (and certain other) officers to file by these dates.

    To Bancorp's knowledge, based solely on review of the copies of such reports received by Bancorp and the written representations of its directors and officers, Bancorp believes that all such filing requirements were satisfied by its directors and officers for 1994.

                      DUTIES AND COMPENSATION OF DIRECTORS

    Bancorp's Board of Directors met a total of 8 times during 1994. Each of the directors attended 75% or more of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by the committees on which he or she served in 1994.

    With the exception of Mr. Johnson, who is not compensated for serving on the Board of Directors, each director was paid an annual retainer of $8,000, plus $750 for each regular Board meeting attended.

    The Board of Directors has 4 committees -- Audit Committee, Compensation and Management Development Committee, Executive Committee, and Nominating Committee. Directors who are not employees of Bancorp or any of its subsidiaries serving as members of the Audit Committee, Compensation Committee, and Executive Committee receive $600 for each meeting attended. The chairman of the Audit Committee also receives an annual retainer of $2,500.

    Bancorp maintains a Directors' Deferred Compensation Plan under which each director may elect to defer all of his annual retainer and meeting fees or all of his annual retainer. Under the Plan the rate of interest paid on the deferred amounts is the average cost of time deposits of the prior year, compounded and credited quarterly. The rate of interest paid on the deferred amounts for the year 1994 was 3.30%. Distribution of the deferred amounts will commence as of the first day of the first calendar month after the participating director ceases being a director of Bancorp. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects.

AUDIT COMMITTEE

    The Audit Committee, composed of Stuart T. K. Ho (Chairman), Mary G. F. Bitterman, and K. Tim Yee, met 3 times during 1994. The functions of this Committee are to review Bancorp's filings with the Securities and Exchange Commission, review tax matters of consequence to Bancorp and its subsidiaries, review the internal financial controls of Bancorp and its subsidiaries, review the scope of auditing activity performed by Bancorp's independent and internal auditors, and report the results to the Board of Directors. The Committee also annually reviews the audit services provided by the independent accountants and makes recommendations to the Board of Directors with respect to the nomination of independent accountants for Bancorp.

COMPENSATION COMMITTEE

    The  Compensation Committee, composed of  Fred E. Trotter (Chairman), Stuart
T. K. Ho, and Charles R. Wichman, met 7 times during 1994. The functions of this Committee are to review, approve and report to the Board of Directors, the compensation arrangements and plans for senior management of Bancorp and its subsidiaries. No member of the Compensation Committee may be an executive officer of

Bancorp and no executive officer of Bancorp may be a member of the parallel committee of a corporation of which any of Bancorp's outside directors is an officer or director. No executive officer of Bancorp is a director of another entity having an executive officer who is a member of the Compensation Committee.

EXECUTIVE COMMITTEE

    The Executive Committee, composed of H. Howard Stephenson (Chairman), Lawrence M. Johnson, Stuart T. K. Ho, and Charles R. Wichman, and two other non-employee Directors Thomas B. Hayward and Fred E. Trotter, who served for six-month rotating terms, met one time during 1994. This Committee is authorized to exercise certain powers of the Board of Directors, which are delegated by resolution, during intervals between the meetings of the Board of Directors when time is of the essence.

NOMINATING COMMITTEE

    The Nominating Committee, composed of Fred E. Trotter (Chairman), Peter D. Baldwin, Mary G. F. Bitterman, Thomas B. Hayward, David A. Heenan, Stuart T. K. Ho, Herbert M. Richards, Jr., Charles R. Wichman, and K. Tim Yee, met once during 1994. The functions of this Committee include the authority to consider and recommend to the Board of Directors nominees to fill Board vacancies. In addition to the nomination procedure discussed on page 3, this Committee will consider recommendations by stockholders for nominees for election to the Board, if such recommendations are received in writing, prior to the first day in January preceding the next Annual Meeting, addressed to Bancorp's Nominating Committee in care of the Corporate Secretary, Bancorp Hawaii, Inc., 130 Merchant Street, Honolulu, Hawaii 96813.

                             EXECUTIVE COMPENSATION

    The following table sets forth for the fiscal years ending December 31, 1994, 1993, and 1992, information with respect to compensation paid by Bancorp to the Chief Executive Officer, the four other most highly compensated executive officers, and two individuals who retired as executive officers (the "named executive officers") of Bancorp during 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                                    PAYOUTS
                                ANNUAL COMPENSATION                                    AWARDS     -----------
- -----------------------------------------------------------------------------------  -----------   LONG TERM
                                                                     OTHER ANNUAL     OPTIONS/     INCENTIVE     ALL OTHER
                                                           BONUS     COMPENSATION       SARS        PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION (1)    YEAR     SALARY ($)    ($)(2)        ($)(3)         (#)(4)       ($)[5]        ($)(6)
- -------------------------------  ---------  -----------  ---------  ---------------  -----------  -----------  -------------
Lawrence M. Johnson Chairman of       1994   $ 485,233   $ 145,000        --            12,500     $       0     $  32,533
  the Board and Chief                 1993     411,685     191,603        --            20,000       276,394        38,834
  Executive Officer                   1992     395,850     234,660        --            10,000       219,970        77,954
H. Howard Stephenson ..........       1994     402,948      75,000        --            31,500(7)          0        27,030
  Retired Chairman of the Board       1993     591,865     344,324        --            17,500       454,127        55,830
  and Chief Executive Officer         1992     569,100     421,703        --            15,000       368,223       140,721
Richard J. Dahl ...............       1994     306,112     100,000        --            10,000             0        20,555
  President                           1993     251,160     116,890        --            12,500       168,621        23,691
                                      1992     241,500     143,161        --             7,500       134,300        26,612
Thomas J. Kappock .............       1994     264,447      80,000        --             7,500             0        17,769
  Executive Vice President            1993     251,160     116,890        --            12,500       168,621        23,691
                                      1992     241,500     143,161        --             7,500       134,300        26,612
Alton T. Kuioka ...............       1994     172,287      60,000        --             7,500             0        11,606
  Executive Vice President
John K. Tsui ..................       1994     162,349           0        --                 0             0        10,941
  Retired Executive Vice              1993     262,080     121,972        --            12,500       175,952        24,721
  President                           1992     252,000     149,386        --             7,500       140,400        28,805
David A. Houle ................       1994     149,420      40,000        --             7,500(7)          0        10,075
  Senior Vice President,              1993     125,004      43,633        --             2,500             0           986
  Treasurer and Chief Financial       1992      10,417           0        --             2,500             0             0
  Officer

- ---------
(1) Mr. Stephenson, Chairman of the Board and Chief Executive Officer of Bancorp since March 1989, retired effective August 1, 1994. Mr. Johnson, President of Bancorp since March 1989, became Chairman of the Board and Chief Executive Officer of Bancorp effective August 1, 1994. Mr. Dahl, Executive Vice President of Bancorp since April 1987, became President of Bancorp effective August 1, 1994. Mr. Kuioka, Vice Chairman of the Bank since June 1994, became an executive officer of Bancorp on October 26, 1994. Accordingly, information for years prior to 1994 is not presented. Mr. Tsui, an executive officer of Bancorp, retired effective June 29, 1994. Mr. Houle has been an executive officer of Bancorp since he joined Bancorp in December 1992.

(2) "Bonus" consists of cash awards under Bancorp's Executive Officer One-Year Incentive Plan for the years 1992 and 1993. No cash awards were made to any executive officer under the Executive Officer One-Year Incentive Plan for 1994 as performance goals were not met. The material terms of this plan are described in the Compensation Committee's Report in the section entitled "Executive Officer One-Year Incentive Plan for 1994" on pages 16 and 17. For the year 1994, a special cash bonus, as described on pages 17 and 18, that was awarded to all but one of the named executive officers, is included in this column.

(3) Perquisites did not exceed $50,000 or 10% of the total of annual salary and bonus reported for any named executive officer for 1994.

(4) Each stock option was in tandem with a stock appreciation right ("SAR"). A SAR entitles the optionee, in lieu of exercising the stock option, to receive cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised. There were no restricted stock awards to the named executive officers of Bancorp for the years 1992, 1993, or 1994. All stock option awards were granted with an exercise price that is equal to the fair market value of Bancorp's common stock on the date of grant. The number and exercise price of the stock options awarded to the named executive officers were not adjusted or amended for the years 1992, 1993 and 1994, except for the adjustment for the 50% stock dividend paid on March 15, 1994, as required by the Stock Option Plans.

(5) Represents amounts paid under Bancorp's Sustained Profit Growth Plan. There were no amounts paid under this plan for the three-year incentive period January 1, 1992 through December 31, 1994. See section entitled "Sustained Profit Growth Plan" on page 17.

(6) This column includes allocations for 1994 under the Bank of Hawaii Profit Sharing Plan (the "Profit Sharing Plan") and the Bank of Hawaii Profit Sharing Excess Plan (the "Excess Profit Sharing Plan"). The Profit Sharing Plan is a tax-qualified, defined contribution plan with features meeting the requirements of Section 401(k) of the Internal Revenue Code. The Internal Revenue Code limits the annual amounts that any participant may be allocated under the Profit Sharing Plan. The Excess Profit Sharing Plan, which was adopted effective as of January 1, 1992, establishes an account on the books of Bancorp or a subsidiary to which is credited the amount of any reduction in a participant's allocation under the Profit Sharing Plan. The amounts so allocated under the Excess Profit Sharing Plan will be paid from the general assets of Bancorp or a subsidiary at the same time the participant receives a distribution of his accounts in the Profit Sharing Plan.

(7) Stock options granted prior to March 16, 1994 have been adjusted for the 50% stock dividend paid by Bancorp.
    For 1994 the named executive officers received the following allocations under the Profit Sharing Plan and Excess Profit Sharing Plan:

                                                          PROFIT SHARING     EXCESS PROFIT
                                                               PLAN             SHARING
                          NAME                              ALLOCATION      PLAN ALLOCATION
- --------------------------------------------------------  --------------  --------------------
Lawrence M. Johnson.....................................    $   10,116         $   22,417
H. Howard Stephenson....................................        10,116             16,914
Richard J. Dahl.........................................        10,116             10,439
Thomas J. Kappock.......................................        10,116              7,653
Alton T. Kuioka.........................................        10,116              1,490
John K. Tsui............................................        10,116                825
David A. Houle..........................................        10,075                  0

                  STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                               ------------------------------                             POTENTIAL REALIZABLE VALUE
                                 NUMBER OF      % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                                 SECURITES     OPTIONS/SARS                                STOCK PRICE APPRECIATION
                                UNDERLYING      GRANTED TO     EXERCISE OR                   FOR OPTION TERM (1)
                               OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------------
NAME                            GRANTED (#)     FISCAL YEAR      $/SHARE        DATE         5%($)         10%($)
- -----------------------------  -------------  ---------------  -----------  ------------  ------------  ------------
Lawrence M. Johnson..........       12,500(2)      8.0%/16.1%   $   25.75    12-13-2004   $  1,032,000  $  2,424,000
H. Howard Stephenson.........       31,500(3)     20.3%/40.5%       30.00    07-31-1999        758,000     1,621,000
Richard J. Dahl..............       10,000(2)      6.4%/12.9%       25.75    12-13-2004        826,000     1,939,000
Thomas J. Kappock............        7,500(2)      4.8%/ 9.6%       25.75    12-13-2004        619,000     1,454,000
Alton T. Kuioka..............        7,500(2)      4.8%/ 9.6%       25.75    12-13-2004        619,000     1,454,000
John K. Tsui.................            0          --             --            --                  0             0
David A. Houle...............        3,750  (4)      4.8%/ 9.6%      30.25   2-17-2004         673,000     1,581,000
                                     3,750  (2)                     25.75    12-13-2004

- ---------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Stock options in tandem with SARs granted on December 14, 1994 become exercisable on December 13, 1995 for a nine-year period ending December 13, 2004. The exercise or base price of the stock options and tandem SARs was the fair market value of Bancorp's common stock on date of grant. All such options and tandem SARs would become immediately exercisable upon a change in control of Bancorp.

(3) Mr. Stephenson was granted 21,000 stock options in tandem with SARs on January 27, 1994, which became exercisable on July 27, 1994. The number of stock options in tandem with SARs granted and exercise price (or base price) per share have been adjusted for the 50% stock dividend paid by Bancorp on March 15, 1994.

(4) Mr. Houle was granted 2,500 stock options in tandem with SARs on February 18, 1994, which became exercisable on February 17, 1995. The number of stock options in tandem with SARs and exercise price (or base price) per share have been adjusted for the 50% stock dividend paid by Bancorp on March 15, 1994.

    The stock options and stock appreciation rights exercised by the named executive officers during fiscal 1994, as well as the number and total value of unexercised in-the-money options as of December 31, 1994, are shown in the following table:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED, IN-
                                                              OPTIONS/SARS AT FISCAL    THE-MONEY OPTIONS/SARS AT
                               SHARES ACQUIRED    VALUE            YEAR-END (#)           FISCAL YEAR-END ($)(3)
                                 ON EXERCISE     REALIZED   --------------------------  --------------------------
NAME                               (#)(1)         ($)(2)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -----------------------------  ---------------  ----------  -----------  -------------  -----------  -------------
Lawrence M. Johnson..........        54,776     $  981,844     122,682        12,500     $ 581,325    $         0
H. Howard Stephenson.........        16,896        232,086     112,579             0       146,172              0
Richard J. Dahl..............        16,475        548,084      98,045        10,000       433,874              0
Thomas J. Kappock............         8,319        161,258     129,167         7,500       833,154              0
Alton T. Kuioka..............         7,425        130,840      55,387         7,500       292,419              0
John K. Tsui.................        13,205        405,935      12,072             0             0              0
David A. Houle...............             0              0       7,500         7,500             0              0

- ---------
(1) Shares adjusted for 50% stock dividend paid by Bancorp on March 15, 1994.

(2) Includes exercise of stock appreciation rights.

(3) The fair market value of Bancorp's stock at fiscal year-end was $25.375.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                                  ESTIMATED FUTURE PAYOUT UNDER
                                   TARGET PAYOUT                                    LONG-TERM INCENTIVE PLAN
                                   AS A % OF FY       PERFORMANCE OR OTHER     -----------------------------------
                                   95-97 AVERAGE   PERIOD UNTIL MATURATION OR   THRESHOLD     TARGET     MAXIMUM
NAME                               ANNUAL SALARY             PAYOUT             ($ OR #)     ($ OR #)    ($ OR #)
- --------------------------------  ---------------  --------------------------  -----------  ----------  ----------
Lawrence M. Johnson.............         40%          3 years ending 12-31-97   $     209   $  209,000  $  417,000
Richard J. Dahl.................         35%          3 years ending 12-31-97          15      115,000     230,000
Thomas J. Kappock...............         35%          3 years ending 12-31-97         100      100,000     199,000
Alton T. Kuioka.................         35%          3 years ending 12-31-97          65       65,000     130,000
David A. Houle..................         30%          3 years ending 12-31-97          50       48,000      98,000

- ---------
(1) Represents contingent awards under Bancorp's Sustained Profit Growth Plan for the three-year incentive period from January 1, 1995 through December 31, 1997. Under this Plan each executive receives a contingent award of a specified percentage of his average annual base salary for the three-year period. The maximum cash award payable under the plan is two times the contingent award. The amount of the cash awards will depend upon Bancorp's performance as measured by the growth in net income per employee and earnings per share growth. Maximum payout, which is two times the contingent award, can occur only if total growth in net income per employee during the three-year period is 26% or more and total growth in earnings per share is 28% or more. No payments will be made if total growth in net income per employee during such period is 8% or less and total growth in earnings is 12% or less. If growth in net income per employee during such period is 20% and growth in earnings is 20%, then one times the contingent awards would be payable ("Target", above). After the earnings growth rate and net income per employee growth have been ascertained, the Chairman and the President of Bancorp will prepare recommendations for all participants (excluding themselves) for the Compensation Committee. The Compensation Committee will then make the final determination of cash awards.

                               PENSION PLAN TABLE

   AVERAGE ANNUAL                ESTIMATED MAXIMUM ANNUAL RETIREMENT
     SALARY IN                   BENEFIT BASED UPON YEARS OF SERVICE
    CONSECUTIVE       ----------------------------------------------------------
 HIGHEST PAID YEARS       15          20          25          30         35*
- --------------------  ----------  ----------  ----------  ----------  ----------
    $     75,000      $   20,342  $   27,122  $   33,903  $   40,684  $   47,464
         100,000          27,842      37,122      46,403      55,684      64,964
         125,000          35,342      47,122      58,903      70,684      82,464
         150,000          42,842      57,122      71,403      85,684      99,964
         200,000          57,842      77,122      96,403     115,684     134,964
         250,000          72,842      97,122     121,403     145,684     169,964
         300,000          87,842     117,122     146,403     175,684     204,964
         350,000         102,842     137,122     171,403     205,684     239,964
         400,000         117,842     157,122     196,403     235,684     274,964
         450,000         132,842     177,122     221,403     265,684     309,964
         500,000         147,842     197,122     246,403     295,684     344,964
         550,000         162,842     217,122     271,403     325,684     379,964
         600,000         177,842     237,122     296,403     355,684     414,964
         650,000         192,842     257,122     321,403     385,684     449,964
         700,000         207,842     277,122     346,403     415,684     484,964

- ---------
*Applies only to individuals hired before November 1, 1969.

    The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for employees of participating employers who have completed certain age and service requirements. "Participating employers" means the Bank, Hawaiian Trust Company, Limited, Building Services, Inc., First Federal Savings and Loan Association of America, First Savings and Loan Association of America, First

National Bank of Arizona, and any associated company that has adopted the Retirement Plan. Although retirement generally occurs at age 65, employees may retire at or after age 62 with unreduced benefits. The amount of benefits payable to employees who retire prior to age 62 is subject to specified adjustments. Benefits paid under the Retirement Plan are primarily determined by
(1) the number of months a participant has worked, and (2) a participant's average annual salary during the 60 consecutive months in his or her last 120 months of service affording the highest average, excluding overtime, premium pay, incentive plan payouts, or discretionary bonuses.

    The normal retirement benefit shown above assumes payment in the form of a single life annuity commencing at age 65, and is not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit which can be paid under the Retirement Plan to the lesser of $120,000 or 100% of the participant's average compensation for the highest three consecutive calendar years during which he or she was a participant. Accordingly, if at retirement the annual benefit of any participant should exceed this limit, the individual's benefit from the Retirement Plan will be reduced to the permissible maximum. The amount of this reduction will be paid to the participant from an unfunded excess benefit plan designed for this purpose.

    The credited years of service and the 1994 compensation covered by the Retirement Plan of the named executive officers, except Messrs. Stephenson and Tsui who retired, are as follows: Mr. Johnson, 31 years and $485,233; Mr. Dahl, 12 years and $306,112; Mr. Kappock 22 years and $264,447; Mr. Kuioka, 25 years and $172,287; and Mr. Houle, 1 year and $149,420.

    On January 25, 1995, Bancorp's Board of Directors adopted a voluntary early retirement program effective January 3, 1995. Under the program, five years are added to both an employee's age and years of service for purposes of calculating benefits under the Retirement Plan. An electing employee will also receive an additional retirement payment of $250 per month until age 65. Messrs. Johnson, Kappock and Kuioka are eligible to participate in the program and, if they elect to do so, their credited years of service would increase to 36 years, 27 years and 30 years, respectively.

    On January 25, 1995, Bancorp's Board of Directors also approved comprehensive revisions to Bancorp's retirement and profit sharing benefits which will take effect on January 1, 1996. The revisions include the freezing and vesting of the Retirement Plan as of December 31, 1995; the implementation of a defined contribution retirement plan under which 4% of an employee's total eligible compensation will be contributed to an individual retirement account annually; expanding the compensation basis upon which contributions to the profit sharing plan are calculated, and the contribution of $1.25 for each $1 (up to 2% of total eligible compensation) an employee contributes to the profit sharing member savings plan. The effect of these changes on the compensation of the named executive officers will be reflected in the proxy statements for future Bancorp annual meetings of stockholders.

CHANGE-IN-CONTROL ARRANGEMENTS

    Bancorp's Key Executive Severance Plan provides for severance benefits to a participant under certain circumstances if there is a change of control at Bancorp. A "change of control" will be deemed to have occurred if (i) any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of Bancorp, (ii) the persons who were directors of Bancorp before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of Bancorp or any successor to Bancorp, or (iii) a majority of the Board of Directors determines in good faith that a change of control is imminent. Messrs. Johnson, Dahl, Kappock, Kuioka and Houle are covered by the Key Executive Severance Plan. For Messrs. Johnson, Dahl, Kappock and Kuioka, severance benefits are payable if their employment is terminated within 2 years of a change of control. Such severance benefits include (i) payment of a lump sum amount equal to 3 years of compensation (consisting of salary, bonuses, and incentive compensation); (ii) special supplemental retirement payments equal to the retirement benefits the participant would have received had he or she continued in the employ of Bancorp and the Bank for 3 years following his or her termination of employment (or until his or her normal retirement date, if earlier); and (iii) continuation of all other benefits he or she would have received had he or she continued in the employ of Bancorp and the Bank for 3 years following his or her termination of employment (or until his or her normal retirement date, if earlier), such as hospital, medical-surgical, major medical, and group life insurance. For Mr. Houle, severance benefits are payable if Bancorp terminates his employment within 2 years of a change of control and include the same benefits listed above except that, in each case, the benefits are for a 2 year period.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Committee, composed entirely of independent nonemployee directors, sets and administers the policies which govern Bancorp's executive compensation programs, and various incentive and stock option programs. The Committee reviews compensation levels of members of management, evaluates the performance of management, considers management succession and related matters. All decisions relating to the compensation of Bancorp's officers are reviewed by the full Board, except for decisions about awards under Bancorp's stock option plans, which must be made solely by the Committee in order for the grants under such plans to satisfy Securities Exchange Act Rule 16b-3.

    The  policies  and  underlying  philosophy  governing  Bancorp's   executive
compensation program, which are endorsed by the Committee and the Board of Directors, are designed to (i) maintain a compensation program that is equitable in a competitive marketplace, (ii) provide opportunities that integrate pay with Bancorp's annual and long-term performance goals, (iii) encourage achievement of strategic objectives and creation of stockholder value, (iv) recognize and reward individual initiative and achievements, (v) maintain an appropriate balance between base salary and short and long-term incentive opportunity, and
(vi) allow Bancorp to compete for, retain, and motivate talented executives who are critical to Bancorp's success.

    Executive compensation is targeted at levels that the Committee believes to be consistent with others in Bancorp's industry, with the executive officers' compensation weighted toward programs contingent upon Bancorp's level of annual and long-term performance. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of Bancorp's competitors, depending upon Bancorp's performance. The following are Bancorp's competitive targets:

        In general, Bancorp will provide total compensation that is at the 50th percentile (median) among banks of comparable size and performance.

        Bancorp will provide 75th percentile awards if Bancorp's performance significantly exceeds expectations.

    Goals for specific components are as follows:

        Base salaries for executives generally are targeted at the 50th percentile of their comparator group.

        The  short-term  (one-year)   incentive  plan   will  provide   50th
    percentile awards if annual goals are achieved. The plan will pay higher awards if annual performance goals are exceeded.

        Under long-term incentive plans, Bancorp will provide to participants a consistent 50th percentile opportunity from year-to-year, with possibilities of earning substantially higher levels if long-term performance goals are exceeded.

For competitive compensation purposes, Bancorp uses a group of 13 Bank Corporations chosen because they are more comparable to Bancorp in terms of overall size, business mix and geographic scope than the 27 bank corporations of the Montgomery Securities Regional Bank Group used in the performance graph.
Eight of the thirteen Bank Corporations are in the Montgomery Securities Regional Bank Group.

    Bancorp retains the services of a nationally recognized consulting firm to assist the Committee in connection with the performance of its various duties. The consulting firm provides advice to the Committee with respect to executive compensation programs for officers of Bancorp. In doing so, Bancorp is able to take into account how the compensation paid to its executives compares to compensation paid by the 13 Bank Corporations, as well as how Bancorp's performance compares to such companies. Bancorp conducts an extensive executive compensation survey on a biannual basis. The consultant firm reviewed Bancorp's compensation program for the named executive officers in 1993 and reported that, in its opinion, the compensation of all such officers fell within the range of competitive practices in view of Bancorp's consolidated performance and the contribution of those officers to that performance.

RELATIONSHIP OF PERFORMANCE TO COMPENSATION PLANS

    Compensation paid the named executive officers in 1994, as reflected in the Summary Compensation Table on page 10, consisted of the following elements: base salary, profit sharing, and a special bonus. In addition, as indicated in the Summary Compensation Table and the table entitled "Stock Option/SAR Grants in Last Fiscal Year" on page 12, in 1994 the Committee awarded stock options under the Bancorp Hawaii, Inc. Stock Option Plans of 1988 and 1994.

BASE SALARIES

    Base salaries for executive officers are determined by evaluating the responsibilities of the position held, the experience of the individual, the competitive marketplace, and the individual's performance of his responsibilities, with greatest emphasis on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. In setting salaries, the focus is generally on median competitive data. However, also taken into account are key differences in responsibilities between the executives of Bancorp and those found at other banks when using competitive market data in the salary process.

    The largest salary adjustment among the named executive officers during the year 1994 was 4%, except for the increases given Messrs. Johnson and Dahl due to their promotions effective August 1, 1994. Salary adjustments reflect the criteria that are described above, namely competitive information on salary increases, and the overall economic environment. The other factors considered were position responsibilities and individual performance. There is no specific weighting given to the factors outlined above.

EXECUTIVE OFFICER ONE-YEAR INCENTIVE PLAN FOR 1994

    In 1994, the stockholders of Bancorp approved the Bancorp Executive Officer One-Year Incentive Plan (the "Incentive Plan"). The plan's stated purpose is to
(i) motivate special achievement by eligible employees upon whose judgment, initiative and efforts Bancorp is largely dependent for the successful conduct of its business through a compensation program emphasizing performance objectives; (ii) supplement other compensation plans; and (iii) assist Bancorp in retaining and attracting such employees. Under the Incentive Plan, the Committee establishes, before the beginning of the year, performance objectives applicable to annual award payments and the amounts of such awards. Each executive officer receives a contingent incentive opportunity of a specified percentage of his or her annual base salary. These contingent award opportunities ranged from 30% to 50% of base salary. For 1994, all of the current named executive officers of Bancorp participated in the Incentive Plan.

    Late in 1993, performance goals were established for each participating executive. The goals took into account, depending on the responsibilities of the individual, one or more of the following financial performance measures of Bancorp and the executive's business unit (specifically, achievement of pre-established performance goals); contribution of the relevant business unit to the implementation of Bancorp's strategic plan; and the achievement by the executive's business unit of non-financial goals, such as customer satisfaction. A financial performance factor that was determined by Bancorp's (i) return on average equity ("ROAE") and (ii) earnings growth, weighted equally, was established. The maximum financial performance factor of 2.0 would be attained if the earnings growth was 8.0% or more and ROAE was 16% or more. For purposes of the Incentive Plan, "ROAE" is defined as Bancorp's net income for 1994 divided by Bancorp's average total equity (as reported in its annual report to stockholders) for 1994, and "earnings growth" is defined as the percentage growth in Bancorp's fully-diluted earnings per share (subject to certain adjustments such as unusual gains or loss transactions), comparing 1994 with 1993. Bancorp's performance for purposes of compensation decisions was measured under the Incentive Plan against ROAE and earnings growth goals which were established prior to the start of the fiscal year and reviewed and approved by the Committee.

    The Committee regards ROAE as a very good measure of how Bancorp's profit compares to returns available to shareholders in the overall investment marketplace. This measure is not unique to banks, but is a common measure of investment return. Also, the measure of ROAE ties in to total shareholder value in that it is the percentage growth rate which should roughly be reflected in dividends growth and share price growth, as discussed above.

    Bancorp did not meet its performance goals under the Incentive Plan. Accordingly no incentive payments were made to any executive officer with respect to these goals under the Incentive Plan.

SUSTAINED PROFIT GROWTH PLAN

    In 1994, the stockholders of Bancorp approved the Bancorp Sustained Profit Growth Plan (the "Growth Plan"). The Growth Plan's stated purpose is to advance the interests of Bancorp by (i) motivating special achievement by eligible employees upon whose judgment, initiative and efforts Bancorp is largely dependent for the successful conduct of its business through a compensation program emphasizing long-term performance incentives; (ii) supplementing other compensation plans; and (iii) assisting Bancorp in retaining and attracting such employees. The Committee has the discretion to determine which, and to what extent, selected senior officers will participate in the Growth Plan on the basis of their ability to make substantial contributions to the long-term success, growth, and profitability of Bancorp. Under the Growth Plan, each selected senior officer receives a contingent award opportunity of a specified percentage of his or her average annual base salary for the three-year period ranging from 30% to 40%.

    The Growth Plan measures net income per employee and growth in earnings per share, weighted equally.

    Bancorp did not meet its performance goals for the 1992 to 1994 cycle. Accordingly, no long-term incentive payments were made to any executive officer with respect to such cycle.

SPECIAL BONUS

    Bancorp's executive compensation program has certain objectives which the Committee determined were not met in 1994. These are: (i) maintaining a fair compensation system in a competitive market place; (ii) recognizing and rewarding individual initiatives and achievements; and (iii) retaining and motivating talented executives who are critical to Bancorp's success. The failure to meet these objectives was the result of the fact that neither the Incentive Plan nor the Growth Plan compensate for these factors in a year in which the objective results are not attained in large part because of reasons beyond the control of Bancorp management; in this case a slow Hawaii economy coupled with a fast rise in nationwide interest rates.

    The Committee's consultants have recommended that the Committee restructure both the Incentive Plan and the Growth Plan to meet the desired objectives in more diverse economic environments and the Committee intends to undertake that restructuring in 1995. In the interim the Committee's consultants have recommended and the Committee has determined that a bonus should be paid to key management personnel of Bancorp for performance in 1994 even though no payments were earned under either the Incentive Plan or the Growth Plan. The Committee reviewed the performance of the named executive officers and noted significant performance objectives that were accomplished in 1994 by the named executive officers. These included the following:

    - In 1994, Bancorp experienced several changes in its executive ranks, with the retirement of two named executive officers of Bancorp and the departure of two executive vice presidents of the Bank. The named executive officers identified key individuals and reallocated responsibilities without adverse impact to the operations of Bancorp and the Bank.

    - Attaining the reported results for 1994, despite challenges the named executive officers faced to minimize the effects of the (i) sluggish growth in the Hawaii economy, and (ii) on a national level, the seven increases in short-term interest rates during the year.

    - Continuing Bancorp's strategy of expanding its operations to maintain and grow its markets, including the following 1994 achievements:

       In the Pacific, the Bank opened a second branch in Fiji and installed four automated teller machines (ATM), the first in the country. Plans are underway to open a third branch and install two more ATMs. A second branch was also opened on Saipan in the Commonwealth of the Northern Marianas.

       In the South Pacific, Bank of Hawaii International, Inc., a subsidiary of the Bank, finalized its 51% acquisition of National Bank of Solomon Islands Limited (NBSI). NBSI operates ten branches and 50 agencies throughout the Solomon Islands.

       In Hong Kong, the assets and liabilities of Hawaii Financial Corporation (Hong Kong) Limited (HFC) were transferred to a new branch of the Bank. HFC will be liquidated when regulatory approval is received to repatriate its capital. The new branch in Hong Kong provides our customers access to more products of the Bank.

       In 1994 the Bank opened four in-store bank branches in a large supermarket chain in the State of Hawaii. These in-store bank branches have accumulated almost $3 million in deposits as of year-end 1994.

    - Expansion of Bancorp's products and services:

       After many years of effort through the legislative and regulatory process, the named executive officers obtained approval for the Bank to establish a general insurance agency. In late 1994, the Bank established Pan-Ocean Insurance Agency, Inc. as a general insurance agency to engage in certain types of insurance sales.

       A subsidiary of the Bank was established to act as an investment advisor registered with the Securities and Exchange Commission. This company, Pacific Capital Asset Management, Inc., will manage portfolios for retirement plans and other large institutional investors.

    - Recognizing the need to focus its staff members toward the year 2000, the named executive officers completed and implemented Bancorp's long-term strategic plan, "Bancorp 2000." This plan focuses on the remainder of the decade with a goal of maintaining Bancorp as a strong independent financial institution.

    Considering these factors, its consultants' recommendations, the desired objectives of the compensation program and recommendations by the Chief Executive Officer and President as to bonus for the top 134 of Bancorp's executives, the Committee determined on a subjective basis and review of individual performances to authorize special bonuses to 77 of the top 134 officers, including $75,000 to Mr. Stephenson, $80,000 to Mr. Kappock, $60,000 to Mr. Kuioka, and $40,000 to Mr. Houle. The Committee then reviewed the performance of the Chief Executive Officer and President and, on a subjective basis, awarded special bonuses of $145,000 to Mr. Johnson and $100,000 to Mr. Dahl. The Committee decided that no objective system was appropriate to determine the Chief Executive Officer's bonus, that he had done a commendable job in a difficult transition year, and that he should receive, as Chief Executive Officer, a bonus higher than anyone else. The total bonus amount for the 77 top executive officers in 1994 equates to 25.7% of the amount earned under the Incentive and Growth Plans in 1993. The total bonus amount for the named executive officers in 1994 equates to 18.0% of the amount earned by the 1993 named executive officers under the Incentive and Growth Plans in 1993.

STOCK OPTION PLANS

    The Committee considers stock option grants under the Bancorp Hawaii, Inc. Stock Option Plan, the Bancorp Hawaii, Inc. Stock Option Plan of 1983, the Bancorp Hawaii, Inc. Stock Option Plans of 1988, and 1994 (collectively, the "Plans") for key employees, including key executive officers of Bancorp and its subsidiaries. Stock options are granted by the Compensation Committee ("Committee") to those key employees whose management responsibilities place them in a position to make substantial contributions to the financial success of Bancorp. The size of stock option awards is based primarily on the individual's responsibilities and position with Bancorp and, for executive officers other than Mr. Johnson, is intended to be at approximately the 50th percentile for comparable positions at the 13 Bank Corporations. Directors who are not also employees may not participate in the Plans. The Committee, which administers the Plans, determines whether the options are incentive stock options or nonqualified stock options.

    Stock Options are granted with an exercise price equal to the market price of Bancorp's common stock on the date of grant. While the value realizable from exercisable options is dependent upon the extent to which Bancorp's performance is reflected in the market price of Bancorp's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Committee.

    The Committee considered several factors in the granting of stock options in December 1994. The Committee continues to believe that stock options provide a strong incentive to increase shareholder value, since stock options have value only if the stock price increases over time. Bancorp's 10-year stock options, priced at the fair market value of the stock on the date of grant, ensure that management is oriented to growth over the long term and not to short-term profits. The Committee determined that the 1994 stock option grants to the current executive officers were appropriate for several reasons: (1) to align the interests of management with stockholders; (ii) to focus the attention of management on the long-term success of Bancorp; and (iii) to keep total pay competitive despite a slowdown in cash compensation increases attributable to slower earnings growth. Individual option grant sizes were determined based on the same factors as performance awards. The Committee believes that the performance level of the current named executive officers warranted the stock options granted in December 1994. The Committee targeted grants at the 50th percentile. The Committee used present value and other methods in determining the targeted size of the awards. In the case of Mr. Johnson, who was appointed Chairman of the Board and Chief Executive Officer effective August 1, 1994, the Committee on December 14, 1994 elected to grant him a stock option for 12,500 shares at an option price of $25.75 per share, based upon consultation with external consultants and taking into consideration incentive opportunities of CEOs of companies in the comparator companies group.

CEO COMPENSATION

    Mr. H. Howard Stephenson retired as Chairman and Chief Executive Officer ("CEO") of Bancorp effective August 1, 1994. The Board of Directors elected Mr. Lawrence M. Johnson as CEO effective August 1, 1994.

    The Committee in early 1994 increased then CEO Stephenson's compensation package, based upon consultation with external consultants, which consisted of a 4.0% increase in Mr. Stephenson's base salary effective April 1, 1994, in recognition of Bancorp's continued strong performance in 1993 under his leadership. The Committee granted Mr. Stephenson a stock option for 21,000 shares at an option price of $45.00 per share out of the Bancorp Stock Option Plan of 1994, which were exercisable after July 27, 1994. The number of shares and option price have been adjusted to 31,500 shares and $30.00, respectively, for the 50% stock dividend paid on March 15, 1994.

    The Committee in February 1994 approved a 4% increase in the base salary of Mr. Johnson effective April 1, 1994, as a result of Bancorp's achieving its 1993 financial goals. Mr. Johnson's annual base salary was increased to $575,000 effective August 1, 1994 by the Committee when he succeeded Mr. Stephenson as CEO of Bancorp, based upon consultation with external consultants and taking into consideration median salaries of CEOs of companies in the comparator companies group. In addition, incentive opportunities for 1994 were increased to reflect the promotion. Mr. Johnson was granted a stock option for 12,500 shares by the Committee on December 14, 1994, at an option price of $25.75 per share.

    Mr. Johnson received a special bonus of $145,000 for 1994 and Mr. Stephenson received a special bonus of $75,000, as discussed on pages 17 and 18.

    The Committee's approach in setting Mr. Johnson's target annual compensation is to provide levels that are competitive among the 13 Bank Corporations that comprise Bancorp Hawaii's competitive group for compensation purposes. The specific targeted levels for each element of compensation are the same as those shown on page 15 for all Bancorp executive officers. The Committee intends to have a significant percentage (over 20%) of each executive officer's target compensation based upon objective long-term performance criteria. On average, Mr. Johnson's long-term incentive compensation opportunity is comparable to the chief executive officers of the aforementioned 13 Bank Corporations' average of approximately 33 percent.

REVENUE RECONCILIATION ACT OF 1993

    In 1993, Congress adopted the Revenue Reconciliation Act of 1993 (the "1993 Act"), certain provisions of which limit the ability of publicly-held companies to deduct for taxation purposes the compensation paid to individual employees in excess of $1 million in any fiscal year. The 1993 Act affords certain exemptions to the deductibility limitation, generally requiring that compensation be closely tied to objective performance criteria.

    In general, Bancorp intends to maintain deductibility for all compensation paid to covered employees, and will comply with the required terms of the specified exemptions under the 1993 Act, except in circumstances under which such compliance would unduly interfere with the incentive goals of Bancorp's executive compensation program and when the loss of deductibility would not be materially adverse to Bancorp's overall financial position.

                             Compensation Committee
                           Fred E. Trotter, Chairman
                                Stuart T. K. Ho
                               Charles R. Wichman

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    No executive officer of Bancorp served as a member of a compensation committee (or board of directors serving as such) of any entity of which any member if the Compensation Committee was an executive officer.

    As discussed under "Transactions with Management and Others" Bancorp offers preferential rate loans for primary residences to directors and executive officers of Bancorp and its subsidiaries. Such preferential rate loans include primary residence adjustable rate mortgage loans made to two members of the Compensation Committee, Messrs. Ho and Trotter. The largest such loan amounts outstanding during 1994, the loan amounts outstanding at December 31, 1994, and the average interest rates charged during 1994 in connection with these two loans were, respectively, $384,127, $377,099 and 6.5% for Mr. Ho, and $319,579, $314,530 and 4.66% for Mr. Trotter. The third member of the Compensation Committee, Mr. Wichman, is a retired partner of Carlsmith Ball Wichman Murray Case & Ichiki. That firm provided legal services to Bancorp and its subsidiaries in 1994 and is expected to do so in 1995.

                               PERFORMANCE GRAPH

    The following performance graph, which shows a five-year comparison of cumulative total returns for Bancorp, the S&P 500 Composite Index, and the Montgomery Securities Regional Bank Median, shall not be deemed to be incorporated by reference into any filing under the 1933 Act or the 1934 Act, except to the extent Bancorp specifically incorporates it by reference into a filing under the 1933 Act or the 1934 Act; nor shall it be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that Bancorp specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this Proxy Statement, Bancorp has made no such incorporation by reference or request.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        (INCLUDES DIVIDEND REINVESTMENT)

                                                                     MONTGOMERY
                                                                     SECURITIES
                                                                      REGIONAL
                                             BANCORP                    BANK
                                             HAWAII      S&P 500       MEDIAN
                                             -------     -------     ----------
12/89                                        $  100      $   100     $    100
12/90                                            91           97           78
12/91                                           147          127          137
12/92                                           148          136          185
12/93                                           142          150          193
12/94                                           137          152          185

- ---------
* Assumes $100 invested on December 31, 1989 in Bancorp Hawaii stock, S&P 500 Index and the Montgomery Securities Regional Bank Median.

    The above graph compares the performance of Bancorp Hawaii, Inc. with that of the S&P 500 Index and a peer group defined in the Montgomery Securities Regional Bank median. The total return on each investment is as of December 31 of each of the subsequent 5 years and assumes reinvested dividends.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    With the exception of preferential interest rates on the personal, non-business loans described below, the terms and conditions of the following transactions were no less favorable to Bancorp and its subsidiaries than those on comparable transactions with unaffiliated parties.

LOANS

    In the ordinary course of business Bancorp and its subsidiaries make loans to employees, directors, and officers of Bancorp and the Bank as well as to associates of such directors and officers. For personal, non-business loans made by the Bank, employees and officers of Bancorp and the Bank (other than executive officers of Bancorp and the Bank) pay preferential interest rates and to the extent permitted by law, the Bank expects to continue making preferential rates available to these individuals on personal, non-business loans.

    Directors and executive officers of Bancorp and the Bank, including Messrs. Johnson, Dahl, Kappock, and Kuioka, and Houle were made ineligible for preferential rates on loans made by the Bank after March 10, 1979. Since that date all outstanding loans and commitments by the Bank to directors, executive officers, and their associates were made in the ordinary course of business, were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. The total amount of loans and leases outstanding from Bancorp and its subsidiaries to directors, executive officers (and their associates) of Bancorp and the Bank aggregated $82,559,396 as of December 31, 1994.

    Bancorp offers preferential rate loans to directors and executive officers of Bancorp and its subsidiaries for primary residences under policies, terms, and conditions applicable to all other employees at rates no lower than 1% below the prevailing market rates.

    The following schedule (together with certain information set forth under "Compensation Committee Interlocks and Insider Participation") provides information concerning preferential rate loans made by Bancorp to those directors and executive officers of Bancorp whose aggregate indebtedness exceeded $60,000 at any time during 1994:

                           LARGEST LOAN
                            AMOUNT(S)    LOAN AMOUNT(S)                    AVERAGE
                           OUTSTANDING   OUTSTANDING ON      TYPE OF       INTEREST
        DIRECTORS          DURING 1994      12/31/94      TRANSACTION(S) RATE CHARGED
- -------------------------  ------------  ---------------  -------------  ------------
Peter D. Baldwin            $  360,120    $     353,440    Real Estate       5.156%(1)
Stuart T. K. Ho                384,127          377,099    Real Estate       6.500%(1)
Lawrence M. Johnson            570,000          561,590    Real Estate       5.000%(1)
Fred E. Trotter                319,579          314,530    Real Estate       4.666%(1)
K. Tim Yee                      78,935           72,273    Real Estate       7.000%(2)

   EXECUTIVE OFFICERS
(EXCLUDING THOSE WHO ARE
     ALSO DIRECTORS)
- -------------------------
Richard J. Dahl              1,093,374        1,067,722    Real Estate       5.885%(1)
Thomas J. Kappock              306,606          288,440    Real Estate       4.625%(1)
Alton T. Kuioka                489,000          488,599    Real Estate       7.500%(3)
David A. Houle                 308,366          304,281    Real Estate       5.750%(1)

- ---------
(1) Primary residence adjustable rate mortgage loan.

(2) Includes a primary residence mortgage loan made during the period June 1976 to March 5, 1978 when the preferential interest rate was 7%.

(3) Primary residence fixed rate mortgage loan.

CERTAIN BUSINESS RELATIONSHIPS

    Bancorp and its subsidiaries, in the ordinary course of business, have occasion to utilize the products or services of a number of organizations with which directors of Bancorp are or were affiliated as officers, directors, partners or shareholders, including a law firm of which Mr. Wichman is a retired partner. See "Compensation Committee Interlocks and Insider Participation," Management believes that such transactions were on terms that were at least as favorable to Bancorp or the subsidiaries of Bancorp involved as would have been available from unaffiliated parties.

                             ELECTION OF AN AUDITOR

    The Board of Directors, on recommendation of the Audit Committee, recommends the reelection of Ernst & Young LLP as Bancorp's Auditor for 1995 and thereafter, until its successor is elected. Ernst & Young LLP has been Bancorp's Auditor since its incorporation in 1971 and also serves as Auditor for the Bank. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and have indicated that they will have no statement to make but will be available to respond to questions.

                                 OTHER MATTERS

    Bancorp knows of no other matter to come before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment upon any such matters.

    Section 2.06 of Bancorp's By-Laws provides that for business to be properly brought before the meeting by a stockholder, the stockholder must give written notice thereof to the Secretary of Bancorp no later than ten days following the day notice of the stockholders meeting was mailed to stockholders. Such written notice must set forth as to each matter that the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting,
(ii) the name and address, as they appear on Bancorp's books, of the stockholder proposing such business, (iii) the class and number of shares of securities of Bancorp beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business.

    Any such notice must be delivered or mailed to the Corporate Secretary, Bancorp Hawaii, Inc., 130 Merchant Street, Honolulu, Hawaii 96813.

                     STOCKHOLDER PROPOSALS FOR 1996 MEETING

    Proposals of stockholders to be presented at and included in Bancorp's Proxy Statement and proxy for the 1996 Annual Meeting of Stockholders must be received by Bancorp (at 130 Merchant Street, Honolulu, Hawaii 96813) on or before November 20, 1995.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RUTH E. MIYASHIRO
                                          VICE PRESIDENT AND SECRETARY

HONOLULU, HAWAII
MARCH 10, 1995

    A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE RELATED FINANCIAL STATEMENTS AND SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS A COPY IN WRITING. THE FORM 10-K CONSISTS PRIMARILY OF INCORPORATION BY REFERENCE OF INFORMATION CONTAINED IN THE ANNUAL REPORT TO STOCKHOLDERS OR IN THIS PROXY STATEMENT. REQUESTS FOR COPIES SHOULD BE MAILED TO RUTH E. MIYASHIRO, VICE PRESIDENT AND SECRETARY, BANCORP HAWAII, INC., 130 MERCHANT STREET, HONOLULU, HAWAII 96813.

                              BANCORP HAWAII, INC.
                   130 Merchant Street, Honolulu, Hawaii 96813

                                    P R 0 X Y

              For the Annual Meeting of Stockholders-April 26, 1995

    THIS PROXY IS SOLICITED BY MANAGEMENT BY ORDER OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Peter D. Baldwin, Mary G.
F. Bitterman, Stuart T. K. Ho, , H. Howard Stephenson, Fred E. Trotter, and Charles R. Wichman and each of them, the proxy of the undersigned, with full powers of substitution, to vote all of the common stock of Bancorp Hawaii, Inc., which the undersigned may be entitled to vote at the annual meeting of stockholders of the corporation to be held on April 26, 1995, or at any adjournment thereof. Said proxies are instructed to vote as follows:

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS AND ELECTION OF ERNST & YOUNG LLP AS AUDITOR. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. SAID PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

- --------------------------------------------------------------------------------

Please mark boxes / / or /x/ in blue or black ink.


   1.  Elect the following Directors:

       Class III Directors for terms expiring in 1998

               Nominees:   Mary G. F. Bitterman, Herbert M. Richards, Jr.,
                           H. Howard Stephenson, Charles R. Wichman

       Class I Director for term expiring in 1996

               Nominee:      Richard J. Dahl

          (CHECK ONE BOX ONLY)
        For all nominees listed above.                 /X/
        Withhold Authority Generally.                  /X/
        For all nominees except as listed below.       /X/

(To withhold authority for any particular nominee write his or her name on the line below.)

- --------------------------------------------------------------------------------

   2.  Elect Ernst & Young LLP as Auditor.

       FOR    /X/                 AGAINST    /X/                ABSTAIN     /X/

                                              Please sign your name exactly as
                                              it appears hereon.  Joint owners
                                              should sign personally. Attorney,
                                              Executor, Administrator. Trustee,
                                              or Guardian should indicate full
                                              title.  If Address is incorrect,
                                              please give us correct one.

                                              Dated:___________________________


                                              _________________________________
                                              Signature (no witness required)


                                              _________________________________
                                              Signature if stock held jointly

Sign, Date and Return Proxy Card Promptly     Votes must be indicated (X) in
Using the Enclosed Envelope.                  Black or Blue ink as in this
                                              example                        /X/